UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2008

(Exact name of registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Q Street Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:   (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (l7 CFR 240-14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 8.01	Other Events.
The McClatchy Company reported today that it has entered into an agreement, along with the other general partners of SP Newsprint Co. (“SP”), to sell the partnership interests of SP to certain affiliates of White Birch Paper Company for $350 million in cash.  McClatchy is an equal one-third partner in SP along with affiliates of Cox Enterprises, Inc. and Media General, Inc.  The acquisition is expected to close during the first four months of 2008, subject to regulatory approval.

Item 9.01	Financial Statements and Exhibits.
(d)            Exhibits.
Exhibit No.	Description
99.1	Press Release issued by The McClatchy Company, dated January 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCCLATCHY COMPANY

Date: January 18, 2008	By:	/s/ Patrick J. Talamantes
Name: Patrick J. Talamantes Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by The McClatchy Company, dated January 18, 2008